Exhibit 99.1

Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com

GCI REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

•	Consolidated revenue of $220 million

•	Adjusted EBITDA of $79 million

•	Net income of $9 million or $0.22 per diluted share

November 6, 2013, Anchorage AK – General Communication, Inc. (“GCI”) (NASDAQ:GNCMA) today reported its third quarter 2013 results with consolidated revenues of $220 million, an adjusted EBITDA of $79 million, and net income of $9 million or $0.22 per diluted share. These results reflect the consolidation of the Alaska Wireless Network (“AWN”) transaction, which was effective July 23, 2013.

For the third quarter of 2013, revenue increased $42 million or 23 percent over the third quarter of 2012 revenue of $178 million. Adjusted EBITDA increased $19 million or 32 percent over the third quarter of 2012 EBITDA of $59 million. Net income increased 141 percent compared to third quarter of 2012 net income of $4 million.

For the first nine months of 2013, revenue increased to $596 million, an increase of $70 million or 13 percent over the first nine months of 2012 revenue of $527 million. Adjusted EBITDA increased to $200 million, an increase of $26 million or 15 percent over the first nine months of 2012 EBITDA of $174 million. Net income increased to $16 million, an increase of $7 million or 79 percent over the first nine months of 2012 net income of $9 million.

“We are very happy to have the AWN transaction closed, and even happier to have the consolidated wireless results reflected in a portion of our third quarter results,” said Ron Duncan, GCI president and chief executive officer. “We are pleased with the progress we have made this year. The year is going well and we expect to continue well in the fourth quarter and into next year.”

Operating Highlights

Wireless:
As mentioned above and previously announced, the AWN transaction closed on July 22nd, and was effective on July 23rd. This transaction combined the wireless networks of GCI and Alaska Communications (“ACS”). At this point, AWN provides wholesale wireless services to AWN’s owners, GCI and ACS, as well as roaming and backhaul service to other wireless carriers. This quarter’s results include a partial quarter of AWN’s operations as of the effective date.

Wireless revenues of $68 million for the third quarter of 2013 increased $36 million when compared to the third quarter of 2012. Wireless Adjusted EBITDA of $37 million increased $24 million compared to the third quarter of 2012.

With a partial quarter of AWN for the third quarter 2013, and with the second quarter 2013 and the third quarter 2012 results representing only GCI’s wireless business, the revenue detail is as follows:

($ millions)	3Q 2013	3Q 2012	2Q 2013
Wholesale Wireless	$24	$14	$15
Roaming and Backhaul	$31	$10	$13
USF Support	$13	$8	$8
Total Wireless Revenue	$68	$32	$36

Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com

During the quarter, the company implemented many enhancements and improvements to the network, including:

•	Initiating 4G LTE service in Juneau, expanding LTE service in Anchorage, and improving service in Dillingham and the Mat-Su Valley. 4G LTE is expected to launch in Fairbanks by the end of the year.

•	Expanding Turbozone wireless service to 1,205 venues, representing the most extensive wi-fi network coverage in Alaska and offering up to 50 Mbps speed.

Wireline – Consumer:
Consumer revenues of $69 million for the third quarter of 2013 increased 4 percent over the same period of 2012. Adjusted EBITDA of $17 million for the third quarter of 2013 increased 5 percent compared to the third quarter of 2012. Increases in data and wireless revenues, especially with respect to average revenue per subscriber, offset the decreases in voice and video revenues.

During the quarter, the Company announced several campaigns and new programs:

•	Special marketing campaigns capitalizing on the expansion of the LTE wireless service.

•	Special marketing campaigns capitalizing on the expansion and improvement of Turbozone wireless service and speed.

•	Introduction of the SimplyShare plans for the national and Alaska markets.

•	Launch of TiVo service in five new markets.

•	Addition of four new HD networks to GCI TV offerings.

•	Expansion of GCI GO with ten new networks available for viewing on mobile devices.

Wireline - Business Services:
Business Services revenues of $54 million for the third quarter of 2013 increased 3 percent over the same period in 2012. Adjusted EBITDA was $16 million, which represented an 11 percent decline from the third quarter of 2012. The year over year revenue improvements were driven by growth in data, wireless and video, which grew 9 percent, 14 percent and 18 percent respectively.

The Data revenue results can better be understood by examining the components of the category:

($ millions)	3Q 2013	3Q 2012	2Q 2013
Data Transport & Storage Charges	$27	$25	$24
Professional Services	$12	$11	$15
Total Data Revenue	$39	$36	$39

During the quarter, revenues benefited from the strength of oil and gas sector activity, which has increased significantly in recent quarters. However, the EBITDA decline was also driven by these recent projects, initially lower margin Professional Services initiatives, as well as by increased SG&A allocations for the quarter and year to date.

Wireline - Managed Broadband:
Managed Broadband revenues for the third quarter of 2013 totaled $30 million, an increase of 6 percent over the third quarter of 2012. Adjusted EBITDA for the quarter was $8 million, which represented a 30 percent decline over the same period in 2012. The year-over-year growth of revenue is due to continuing investment in terrestrial broadband facilities in rural Alaska and success in acquiring additional telemedicine and distance learning customers. The decline in EBITDA is due to ongoing development project expenses, increased expenses in the regulated business, and an increased allocation of corporate SG&A.

On November 5th, GCI completed another phase of its terrestrial broadband network, TERRA, with full service extending to Nome. GCI expects to complete the next phase, to Kotzebue, by the end of 2014.

Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com

Corporate Highlights

•	On November 1, the company announced the closing of the Denali Media Holdings purchase of an Anchorage CBS affiliate and two Southeast Alaska NBC affiliates.

•
GCI repurchased 242,000 shares of its Class A common stock in the third quarter of 2013 at a cost of $2 million. GCI is authorized to repurchase $101 million of its shares depending on company performance, market conditions, liquidity, leverage and subject to board oversight. At the end of the third quarter of 2013 GCI had approximately 41 million Class A and B shares outstanding.

•
SG&A expenses for the third quarter of 2013 totaled $70 million, an increase of $11 million compared to the third quarter of 2012. This increase reflects, among other items, an increase in labor costs and an increase in success-based incentive compensation. As a percentage of revenues, SG&A expenses for the quarter declined to 32 percent from 33 percent for the same period in 2012.

•	GCI’s year to date 2013 capital expenditures totaled $131 million as compared to $112 million for the first nine months of 2012.

GCI will hold a conference call to discuss the quarter’s results on Thursday, November 7, 2013 beginning at 2 p.m. (Eastern). To access the briefing, call the conference operator between 1:50-2:00 p.m. (Eastern Time) at 800-988-0202 (International callers should dial 1-212-547-0478) and identify your call as “GCI.” In addition to the dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 866-483-9044, access code 7461 (International callers should dial 1-203-369-1586.)

About GCI

GCI is the largest telecommunications company in Alaska.  GCI’s cable plant, which provides broadband data services, video, and voice, passes 78 percent of Alaska households.  GCI operates Alaska’s most extensive terrestrial/subsea fiber optic network which connects not only Anchorage but also Fairbanks and Juneau/Southeast Alaska to the lower 48 states with a diversely routed, protected fiber network. GCI’s TERRA fiber/microwave system links 68 communities from Nome through the Yukon-Kuskokwim Delta and Bristol Bay to Anchorage, bringing terrestrial broadband Internet access to the region for the first time.  GCI’s satellite network provides communications services to small towns and communities throughout rural Alaska.  GCI’s statewide mobile wireless network seamlessly links urban and rural Alaska.

A pioneer in bundled services, GCI is the top provider of data, video and voice services to Alaska consumers with a 70 percent share of the consumer broadband market.  GCI is also the leading provider of communications services to enterprise customers, particularly large enterprise customers with complex data networking needs.  More information about GCI can be found at www.gci.com.

Forward Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

# # #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	September 30,	December 31,
ASSETS	2013	2012
Current assets:
Cash and cash equivalents	$57,933	24,491

Receivables	202,287	150,436
Less allowance for doubtful receivables	2,842	3,215
Net receivables	199,445	147,221

Deferred income taxes	42,800	12,897
Prepaid expenses	12,413	8,441
Inventories	8,880	12,098
Other current assets	299	1,678
Total current assets	321,770	206,826

Property and equipment in service, net of depreciation	919,260	838,247
Construction in progress	125,473	94,418
Net property and equipment	1,044,733	932,665

Cable certificates	191,635	191,635
Goodwill	215,384	77,294
Wireless licenses	91,567	25,967
Restricted cash	11,912	30,933
Other intangible assets, net of amortization	15,915	16,560
Deferred loan and senior notes costs, net of amortization	12,654	11,189
Other assets	87,877	13,453
Total other assets	626,944	367,031
Total assets	$1,993,447	1,506,522

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2013	2012
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$8,088	7,923
Accounts payable	56,127	52,384
Deferred revenue	26,230	25,218
Accrued payroll and payroll related obligations	26,781	19,440
Accrued interest	21,758	6,786
Accrued liabilities	15,880	15,242
Subscriber deposits	1,344	1,366
Total current liabilities	156,208	128,359

Long-term debt, net	1,012,867	875,123
Obligations under capital leases, excluding current maturities	67,918	72,725
Obligation under capital lease due to related party, excluding current maturity	1,885	1,892
Deferred income taxes	161,722	123,661
Long-term deferred revenue	91,074	89,815
Other liabilities	32,118	25,511
Total liabilities	1,523,792	1,317,086

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 37,443 and 38,534 shares at September 30, 2013 and December 31, 2012, respectively; outstanding 37,353 and 38,357 shares at September 30, 2013 and December 31, 2012, respectively	8,525	22,703
Class B. Authorized 10,000 shares; issued and outstanding 3,166 and 3,169 shares at September 30, 2013 and December 31, 2012, respectively; convertible on a share-per-share basis into Class A common stock	2,674	2,676
Less cost of 90 and 177 Class A common shares held in treasury at September 30, 2013 and December 31, 2012, respectively	(866)	(1,617)
Paid-in capital	29,591	25,832
Retained earnings	123,913	107,584
Total General Communication, Inc. stockholders' equity	163,837	157,178
Non-controlling interests	305,818	32,258
Total stockholders’ equity	469,655	189,436
Total liabilities and stockholders’ equity	$1,993,447	1,506,522

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2013	2012	2013	2012
Revenues	$220,427	178,494	596,304	526,505
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	74,730	62,754	205,039	177,687
Selling, general and administrative expenses	69,547	58,228	197,965	181,258
Depreciation and amortization expense	37,466	32,120	105,861	97,850
Operating income	38,684	25,392	87,439	69,710

Other expense:
Interest expense (including amortization of deferred loan fees)	(17,522)	(16,765)	(51,850)	(50,868)
Loss on extinguishment of debt	—	—	(103)	—
Other	(180)	166	(127)	125
Other expense	(17,702)	(16,599)	(52,080)	(50,743)
Income before income tax expense	20,982	8,793	35,359	18,967
Income tax expense	(970)	(5,270)	(8,157)	(10,387)
Net income	20,012	3,523	27,202	8,580
Net income (loss) attributable to non-controlling interests	11,107	(177)	10,873	(531)
Net income attributable to General Communication, Inc.	$8,905	3,700	16,329	9,111
Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.22	0.09	0.40	0.22
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.22	0.09	0.40	0.22
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.22	0.09	0.39	0.22
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.22	0.09	0.39	0.22
Common shares used to calculate Class A basic EPS	37,434	38,600	37,887	38,614
Common shares used to calculate Class A diluted EPS	40,776	42,000	41,319	42,177

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2013						Third Quarter 2012
		Wireline Segment						Wireline Segment
	Wireless		Business	Managed			Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Total	Segment	Consumer	Services	Broadband	Sub-total	Total
Revenues
Wireless	$68,097	7,581	785	—	8,366	76,463	$32,262	6,448	688	—	7,136	39,398
Data	—	24,981	39,229	24,544	88,754	88,754	—	21,379	36,060	22,685	80,124	80,124
Video	—	27,674	3,705	—	31,379	31,379	—	28,394	3,142	—	31,536	31,536
Voice	—	8,647	9,952	5,232	23,831	23,831	—	9,896	12,221	5,319	27,436	27,436
Total	68,097	68,883	53,671	29,776	152,330	220,427	32,262	66,117	52,111	28,004	146,232	178,494

Cost of goods sold	26,815	18,648	21,041	8,226	47,915	74,730	15,263	20,593	19,972	6,926	47,491	62,754

Contribution	41,282	50,235	32,630	21,550	104,415	145,697	16,999	45,524	32,139	21,078	98,741	115,740

Less SG&A	4,702	34,273	17,025	13,547	64,845	69,547	3,869	30,352	14,335	9,672	54,359	58,228
Less other expense	—	27	18	150	195	195	—	—	—	(164)	(164)	(164)
EBITDA	36,580	15,935	15,587	7,853	39,375	75,955	13,130	15,172	17,804	11,570	44,546	57,676

Add share-based compensation	—	790	652	381	1,823	1,823	—	674	487	234	1,395	1,395
Add accretion	117	29	20	12	61	178	64	70	44	23	137	201
Add other expense	—	—	—	198	198	198	—	—	—	177	177	177
Add facility rights-to-use	563	—	—	—	—	563	—	—	—	—	—	—
Adjusted EBITDA	$37,260	16,754	16,259	8,444	41,457	78,717	$13,194	15,916	18,335	12,004	46,255	59,449

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2013						Second Quarter 2012
		Wireline Segment						Wireline Segment
	Wireless		Business	Managed			Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Total	Segment	Consumer	Services	Broadband	Sub-total	Total
Revenues
Wireless	$68,097	7,581	785	—	8,366	76,463	$35,559	7,180	764	—	7,944	43,503
Data	—	24,981	39,229	24,544	88,754	88,754	—	24,413	39,394	23,370	87,177	87,177
Video	—	27,674	3,705	—	31,379	31,379	—	27,740	3,467	—	31,207	31,207
Voice	—	8,647	9,952	5,232	23,831	23,831	—	9,141	13,253	5,380	27,774	27,774
Total	68,097	68,883	53,671	29,776	152,330	220,427	35,559	68,474	56,878	28,750	154,102	189,661

Cost of goods sold	26,815	18,648	21,041	8,226	47,915	74,730	16,573	19,437	23,541	6,148	49,126	65,699

Contribution	41,282	50,235	32,630	21,550	104,415	145,697	18,986	49,037	33,337	22,602	104,976	123,962

Less SG&A	4,702	34,273	17,025	13,547	64,845	69,547	4,652	30,997	15,799	12,423	59,219	63,871
Less other expense	—	27	18	150	195	195	—	—	—	(49)	(49)	(49)
EBITDA	36,580	15,935	15,587	7,853	39,375	75,955	14,334	18,040	17,538	10,228	45,806	60,140

Add share-based compensation	—	790	652	381	1,823	1,823	(104)	779	596	376	1,751	1,647
Add accretion	117	29	20	12	61	178	43	53	36	23	112	155
Add other expense	—	—	—	198	198	198	—	—	—	197	197	197
Add facility rights-to-use	563	—	—	—	—	563	—	—	—	—	—	—
Adjusted EBITDA	$37,260	16,754	16,259	8,444	41,457	78,717	$14,273	18,872	18,170	10,824	47,866	62,139

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30, 2013						Nine Months Ended September 30, 2012
		Wireline Segment						Wireline Segment
	Wireless		Business	Managed			Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Total	Segment	Consumer	Services	Broadband	Sub-total	Total
Revenues
Wireless	$137,493	21,307	2,228	—	23,535	161,028	$92,066	19,341	2,142	—	21,483	113,549
Data	—	73,450	118,759	70,594	262,803	262,803	—	63,351	105,501	63,431	232,283	232,283
Video	—	83,375	10,297	—	93,672	93,672	—	86,651	9,498	—	96,149	96,149
Voice	—	27,318	35,532	15,951	78,801	78,801	—	31,555	36,704	16,265	84,524	84,524
Total	137,493	205,450	166,816	86,545	458,811	596,304	92,066	200,898	153,845	79,696	434,439	526,505

Cost of goods sold	57,800	58,275	69,118	19,846	147,239	205,039	41,804	58,392	58,248	19,243	135,883	177,687

Contribution	79,693	147,175	97,698	66,699	311,572	391,265	50,262	142,506	95,597	60,453	298,556	348,818

Less SG&A	13,771	96,576	48,907	38,711	184,194	197,965	11,597	93,654	45,534	30,473	169,661	181,258
Less other expense	—	27	18	97	142	142	—	—	—	(117)	(117)	(117)
EBITDA	65,922	50,572	48,773	27,891	127,236	193,158	38,665	48,852	50,063	30,097	129,012	167,677

Add share-based compensation	—	2,083	1,655	991	4,729	4,729	—	1,910	1,382	698	3,990	3,990
Add accretion	237	106	72	45	223	460	192	177	113	59	349	541
Add other expense	—	—	—	595	595	595	—	—	—	531	531	531
Add non-cash contribution	—	—	—	—	—	—	—	491	306	163	960	960
Add facility rights-to-use	563	—	—	—	—	563	—	—	—	—	—	—
Adjusted EBITDA	$66,722	52,761	50,500	29,522	132,783	199,505	$38,857	51,430	51,864	31,548	134,842	173,699

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2013		September 30, 2013
				as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2013	2012	2013	2012	2013	2012	2013
Wireline segment
Consumer
Data
Cable modem subscribers	114,800	113,100	115,600	1,700	(800)	1.5%	-0.7%

Video
Basic subscribers	118,400	122,200	119,600	(3,800)	(1,200)	-3.1%	-1%
Digital programming tier subscribers	68,100	72,000	69,500	(3,900)	(1,400)	-5.4%	-2%
HD/DVR converter boxes	92,100	89,200	89,900	2,900	2,200	3.3%	2.4%
Homes passed	246,600	242,400	245,100	4,200	1,500	1.7%	0.6%

Voice
Local access lines in service	62,800	71,900	65,200	(9,100)	(2,400)	-12.7%	-3.7%
Local access lines in service on GCI facilities	58,500	66,900	60,800	(8,400)	(2,300)	-12.6%	-3.8%

Business Services - Commercial & nas
Data
Cable modem subscribers	14,000	11,600	14,100	2,400	(100)	20.7%	-0.7%

Video
Hotels and mini-headend subscribers	19,800	18,500	20,800	1,300	(1,000)	7%	-4.8%
Basic subscribers	2,000	1,900	2,000	100	—	5.3%	—%
Total basic subscribers	21,800	20,400	22,800	1,400	(1,000)	6.9%	-4.4%

Voice
Local access lines in service	49,400	51,800	50,500	(2,400)	(1,100)	-4.6%	-2.2%
Local access lines in service on GCI facilities	34,800	30,500	35,600	4,300	(800)	14.1%	-2.2%

Managed Broadband - UUI
Voice:
Local access lines in service	7,800	8,500	8,100	(700)	(300)	-8.2%	-3.7%

Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	29,600	35,500	32,600	(5,900)	(3,000)	-16.6%	-9.2%
Consumer Non-Lifeline lines in service	94,800	87,300	92,800	7,500	2,000	8.6%	2.2%
Business Services Non-Lifeline lines in service	17,900	16,600	17,500	1,300	400	7.8%	2.3%
Total wireless lines in service	142,300	139,400	142,900	2,900	(600)	2.1%	-0.4%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2013		September 30, 2013
	Three Months Ended			as Compared to		as Compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2013	2012	2013	2012	2013	2012	2013

Wireline segment
Consumer
Data
Average monthly revenue per cable modem subscriber	$70.81	$63.91	$68.49	$6.90	$2.32	10.8%	3.4%

Video
Average monthly revenue per subscriber	$77.64	$77.45	$76.47	$0.19	$1.17	0.2%	1.5%

Combined Consumer and Business Services
Wireless
Average monthly revenue per subscriber	$50.76	$46.34	$49.99	$4.42	$0.77	9.5%	1.5%

Total
Voice
Long-distance minutes carried (in millions)	239.1	243.2	238.0	(4.1)	1.1	-1.7%	0.5%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2013	2012	2013	2013	2012
Net income	$20.0	3.5	4.1	27.2	8.6
Income tax expense	1.0	5.3	4.1	8.2	10.4
Income before income tax expense	21.0	8.8	8.2	35.4	19.0

Other expense:
Interest expense (including amortization of deferred loan fees)	17.5	16.8	17.4	51.9	50.9
Loss on extinguishment of debt	—	—	0.2	0.1	—
Other	0.2	(0.2)	(0.1)	0.1	(0.2)
Other expense	17.7	16.6	17.5	52.1	50.7

Operating income	38.7	25.4	25.7	87.5	69.7
Depreciation and amortization expense	37.3	32.1	34.4	105.7	97.9
Other	—	0.2	—	—	0.1

EBITDA (Note 2)	76.0	57.7	60.1	193.2	167.7
Share-based compensation	1.8	1.4	1.6	4.7	4.0
Accretion	0.2	0.2	0.2	0.5	0.5
Other	0.2	0.1	0.2	0.6	0.5
Non-cash contribution adjustment	—	—	—	—	1.0
Non-cash right-to-use	0.5	—	—	0.5	—
Adjusted EBITDA (Note 1)	$78.7	59.4	62.1	199.5	173.7

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation, accretion expense, net income or loss attributable to non-controlling interests, non-cash contribution adjustment and non-cash right-to-use expense

(2) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.